ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX WWW.FOLEY.COM CLIENT/MATTER NUMBER 117208-0103 May 17, 2019 Plantronics, Inc. 345 Encinal Street Santa Cruz, CA 95060 Ladies and Gentlemen: We have acted as securities counsel for Plantronics, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including the Prospectus constituting a part thereof (the “Prospectus”), to be filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale from time to time, as set forth in the Registration Statement, any amendment thereto, the Prospectus and any supplements to the Prospectus (each, a “Prospectus Supplement”), of 6,352,201 shares (the “Shares”) of the Company’s Common Stock, $0.01 par value (the “Common Stock”), by the selling stockholder named in the Registration Statement (the “Selling Stockholder”). The Shares are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act. In rendering this opinion, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date; (iii) certain resolutions of the Board of Directors of the Company relating to the registration of the Shares; and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion. In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that: (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Common Stock offered thereby; (iii) all Common Stock will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and any applicable Prospectus Supplement; and (iv) a definitive purchase, underwriting, or similar agreement with respect to any Common Stock offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; Based upon the foregoing and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares to be offered and sold by the Selling Stockholder have been and are validly issued, fully paid and non-assessable. We express no opinion with respect to the laws of any jurisdiction other than the provisions of the Delaware General Corporation Law and the federal laws of the United States of America. AUSTIN DETROIT MEXICO CITY SACRAMENTO TAMPA BOSTON HOUSTON MIAMI SAN DIEGO WASHINGTON, D.C. CHICAGO JACKSONVILLE MILWAUKEE SAN FRANCISCO BRUSSELS DALLAS LOS ANGELES NEW YORK SILICON VALLEY TOKYO DENVER MADISON ORLANDO TALLAHASSEE 4850-4559-3751.1

May 17, 2019 Page 2 We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act. Very truly yours, /s/ Foley & Lardner LLP Foley & Lardner LLP 4850-4559-3751.1